Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 16, 2007 relating to the financial statements, which is incorporated by reference in the Annual Report on Form 20-F for British Telecommunications plc for the year ended March 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
London
December 5, 2007